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                                                                    Exhibit 99.1

                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED

                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Corporate Property Associates 14 Incorporated (the "Company") on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, William Polk Carey, Co-Chief Executive Officer of the Company, and Gordon F. DuGan, Co-Chief Executive Officer of the Company, certify, to the best of our knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/  William Polk Carey                       /s/  Gordon F. DuGan
     -------------------------                     ----------------------

     William Polk Carey                            Gordon F. DuGan
     Chairman                                      Vice Chairman
     (Co-Chief Executive Officer)                  (Co-Chief Executive Officer)
                3/25/03                                  3/25/03
     ----------------------                        ----------------------
     Date                                          Date